UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2009

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 is hereby incorporated by reference. The Consideration Shares were issued to SCS in a transaction exempt from registration under the Securities Act of 1933, in reliance on Rule 903 of Regulation S thereunder ("Regulation S"). Under the Asset Purchase Agreement, SCS represented to the Company that, at the time of the closing of the Acquisition, SCS was not a "U.S. Person," was not acquiring the Consideration Shares for the account or benefit of any "U.S. Person" and that the purchase of the Consideration Shares was an "offshore transaction" (all within the meaning of Rule 902 of Regulation S).

Item 8.01 Other Events.

On April 1, 2009, StemCells, Inc. (the "Company") completed its acquisition of the operating subsidiaries and related assets of Stem Cell Sciences Plc ("SCS"), as contemplated by the asset purchase agreement between the Company and SCS, dated March 1, 2009 (the "Asset Purchase Agreement"). In effect, the Company has acquired substantially all of the operating assets and liabilities of SCS (the "Acquisition") by acquiring all of the outstanding shares of Stem Cell Sciences Holdings Limited ("Holdings"), a private holding company registered in the UK which holds the SCS operating subsidiaries located in England and Australia. As a result of the Acquisition, both Holdings and the SCS operating subsidiaries are now wholly-owned subsidiaries of the Company. SCS has also assigned several contracts to the Company and to Holdings for the benefit of the Company following completion of the Acquisition.

As consideration for the Acquisition, the Company has issued to SCS a total of 2,650,000 shares of the Company’s common stock (the "Consideration Shares"); however, 530,000 of these shares have been placed in escrow for the benefit of the Company for a 12 month period to satisfy any SCS indemnification obligations that may arise. The Company will file a registration statement on Form S-3 for resales of the Consideration Shares by SCS. At closing, the Company also waived SCS’ obligations to repay two working capital loans made by the Company—a loan in the amount of £200,000 made to SCS in December 2008 and a loan in the amount of $415,000 made to SCS in March 2009.

A copy of the press release announcing the closing of the Acquisition is furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Apart from statements of historical fact, the text of this Form 8-K constitutes forward-looking statements regarding, among other things, the future business operations of the Company, the potential benefits and synergies arising from the Acquisition, and the Company’s ability to leverage the SCS assets and realize their value. These forward-looking statements speak only as of the date of this Form 8-K. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties about, and the costs associated with, the integration of the acquired SCS operations; uncertainties about the availability of the escrow to indemnify the Company against any losses arising out of the Acquisition; uncertainties about the effects of the integration of SCS and the Company with regard to their ability to maintain their relationships with employees, licensees, other business partners or governmental entities; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations, including the non-therapeutic research and development engaged in by SCS, and other factors that are described under the heading “Risk Factors” in Item 1A of Part I of the Company’s Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

April 1, 2009	By:	/s/ Kenneth B. Stratton

Name: Kenneth B. Stratton
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release of StemCells, Inc., dated April 1, 2009